                                                                    EXHIBIT 4.22


                              CLEAN HARBORS, INC.

                               WARRANT AGREEMENT
                               -----------------


     THIS WARRANT AGREEMENT is made as of April 30, 2001 among Clean Harbors, Inc., a Massachusetts corporation (the "Company"), and the institutional investors party hereto (collectively, "Purchasers").

                                    RECITAL
                                    -------

     The parties to this Warrant Agreement are also parties to a Securities Purchase Agreement dated April 12, 2001 among the Company and the Purchasers (the "Securities Purchase Agreement") pursuant to which the Purchasers have agreed to purchase and the Company has agreed to sell Senior Subordinated Notes in the aggregate principal amount of $35,000,000 and warrants to purchase, in the aggregate, 1,519,020 shares of Common Stock of the Company at the time of issuance (the "Warrants"). Under the Securities Purchase Agreement the Warrants are required to be issued pursuant to this Warrant Agreement. Certain terms used in this Warrant Agreement are defined in Section 8. Capitalized terms not otherwise defined in this Warrant Agreement have the meanings given therefor in the Securities Purchase Agreement.

     NOW, THEREFORE, the parties agree:

     1.   Purchase and Sale of the Warrants.
          ---------------------------------

          (i)  Authorization and Issuance of Shares and Warrants. The Company
               -------------------------------------------------
has authorized the issuance of (a) the Warrants to the Purchasers pursuant to this Warrant Agreement, and (b) such number of shares of Common Stock as shall be necessary to permit the Company to comply with its obligations to issue Warrant Shares pursuant to the Warrants.

          (ii) Issuance of Warrants.  On the Issue Date, the Company shall (a)
               --------------------
issue to the Purchasers an aggregate of 1,519,020 Warrants to purchase shares of Common Stock as of the Issue Date, allocated among the Purchasers in accordance with Annex 1 to the Securities Purchase Agreement and (b) deliver to each
     -------
Purchaser a Warrant Certificate for the Warrants to be acquired by such Purchaser pursuant to this Section 1, registered in the name of such Purchaser, except that if such Purchaser shall notify the Company in writing prior to such issuance that it desires its Warrant Certificates to be issued in other denominations or registered in the name or names of any Affiliate, nominee or nominees of such Purchaser for its or their benefit, then the Warrant Certificates for such Warrants shall be issued in the denominations and registered in the name or names specified in such notice, provided that such
                                                          --------
Affiliate, nominee or nominees (other than an institutional nominee) agrees to be bound by the terms of this Agreement. Each Warrant shall initially entitle the Warrantholder thereof to purchase one share of Common Stock, provided the
                                                                 --------
number of shares of Common Stock for which a Warrant is exercisable shall be subject to adjustment from time to time as provided in Section 13.

     2.   Warrant Certificates.
          --------------------

          (i) The certificates evidencing the Warrants (the "Warrant Certificates") to be delivered pursuant to this Warrant Agreement shall be in registered form and in the form of Exhibit A.

          (ii) Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President or any Vice President and by its Clerk or an Assistant Clerk under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature and may be imprinted or otherwise reproduced on the Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

          (iii) In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been disposed of by the Company, such Warrant Certificates nevertheless may be disposed of as though such individual had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any individual who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such individual was not such an officer.

     3.   Registration.  The Company shall keep at its principal office in the
          ------------
continental United States, a register (the "Warrant Register") in which the Company shall record the registrations of the Warrants and the names and addresses of the Warrantholders thereof from time to time and all transfers thereof. The Company shall number and register the Warrant Certificates in the Warrant Register as they are issued by the Company and shall give the Warrantholders prior written notice of any change of the address at which such register is kept. The office of the Company at which the Warrant Register is maintained is referred to as the "Principal Office."

     The Company may deem and treat the registered Warrantholders of the Warrant Certificates as the absolute owners of the Warrants represented thereby for all purposes and the Company shall not be affected by any notice to the contrary.

     4.   Registration of Transfers, Exchanges or Assignments of Warrants.
          ---------------------------------------------------------------

          (i) Subject to the limitations of this Section 4, a Warrantholder shall be entitled to assign its Warrants or Warrant Shares in whole or in part to any Person.

          (ii) The Company shall, from time to time, register the transfer of any outstanding Warrants upon the Warrant Register, upon surrender of the Warrant Certificate representing such Warrants at the Principal Office accompanied by a written instrument or instruments of transfer in the form of the Assignment attached to the Warrant Certificate (an "Assignment") duly executed by the Warrantholder thereof or its duly appointed legal representative.

          (iii) If a transfer is not made pursuant to an effective registration statement under the Securities Act or Rule 144 or Rule 144A of the Securities Act, the Company may require the transferor to deliver, prior to such transfer, an opinion of counsel, which may be counsel to such transferor, reasonably satisfactory to the Company, that the Warrants or Warrant Shares may be so transferred without registration under the Securities Act. In such event, regardless of whether the Company requires delivery of an opinion of counsel, the Company may also require that the transferee provide, prior to such transfer:

                 (1) a written representation, signed by the proposed transferee, that such transferee is purchasing such Warrants or Warrant Shares for investment and not with a view toward distribution;

                 (2) an agreement by such transferee to the placement of the restrictive legends set forth in Section 5 on such Warrant or Warrant Shares;

                 (3) an agreement by such transferee that the Company may place a notation in the Warrant Register and stock records of the Company in respect of the restrictions on transfer described in the legends set forth in Section 5; and

                 (4) an agreement by such transferee to be bound by the provisions of this Section 4 relating to the restrictions on transfer of such Warrant or Warrant Shares.

          (iv) Warrant Certificates may be exchanged or combined at the option of the Warrantholder thereof for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants upon presentation thereof to the Company at the Principal Office, together with a written notice signed by the Warrantholder specifying the denominations in which the new Warrant Certificates are to be issued.

          (v) Upon surrender of a Warrant Certificate for transfer in accordance with this Section 4, the Company shall, without charge, execute and deliver a new Warrant Certificate of like tenor and representing in the aggregate a like number of Warrants in the name of the transferee named in such Assignment and, if all of the Warrants represented by such Warrant Certificate are not being transferred, in the name of the Warrantholder with respect to the Warrants not transferred, and the Warrant Certificate so surrendered shall promptly be canceled.

     5.   Restrictive Legends. (i)  Each Warrant Certificate shall, until the
          -------------------
Warrants represented by such certificate have been distributed to the public pursuant to a public offering pursuant to an effective registration statement under the Securities Act, or the Company has received an opinion of counsel (which opinion shall be satisfactory in form and substance to the Company), which may be counsel to the holder of such certificate, that such legend is not required under the Securities Act, bear the following legend:

     THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

     (ii)  Each Warrant Certificate shall also bear the following legend:

     THE TRANSFER OF THE SECURITY REPRESENTED BY THIS CERTIFICATE IS ALSO SUBJECT TO THE CONDITIONS SPECIFIED IN (AND THE HOLDER HEREOF IS ENTITLED TO THE BENEFITS OF) THAT CERTAIN WARRANT AGREEMENT DATED AS OF APRIL 30, 2001 (THE "WARRANT AGREEMENT") AMONG THE ISSUER AND THE INSTITUTIONAL
                -----------------
     INVESTORS A PARTY THERETO (THE "PURCHASERS") AND THE BENEFITS OF THE
                                     ----------
     REGISTRATION RIGHTS AGREEMENT DATED AS OF APRIL 30, 2001 (THE "REGISTRATION
                                                                    ------------
     AGREEMENT") AMONG THE ISSUER AND THE PURCHASERS, AS EACH OF THE WARRANT
     ---------
     AGREEMENT AND THE REGISTRATION AGREEMENT MAY BE AMENDED, MODIFIED AND SUPPLEMENTED AND IN EFFECT FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS THEREOF. A COPY OF THE WARRANT AGREEMENT AND THE REGISTRATION AGREEMENT WILL BE FURNISHED BY THE ISSUER UPON REQUEST. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE WARRANT AGREEMENT AND THE REGISTRATION AGREEMENT.

     6.   Terms of Warrants; Exercise of Warrants.
          ---------------------------------------

          (i) Subject to the terms of this Warrant Agreement, each Warrantholder shall have the right during the Exercise Period to exercise, at any time and from time to time, in full or in part, its Warrants. The "Exercise Period" shall mean the period from (and including) the Issue Date and until 5:00 p.m., Boston, Massachusetts local time, on April 30, 2008 (the "Expiration Date") provided that, if the Warrantholder shall have given the Company
       --------
written notice of its intention to exercise its Warrants on or before 5:00 p.m., Boston, Massachusetts local time, on the Expiration Date, such Warrantholder may exercise its Warrants at any time through (and including) the Business Day next following the date that all applicable required regulatory holding periods have expired and all applicable required governmental approvals have been obtained in connection with such exercise of Warrants by such Warrantholder, if such Business Day is later than on the Expiration Date. Each Warrant not exercised prior to the expiration of the Exercise Period shall become void and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease as of such time.

          (ii) A Warrantholder may exercise some or all of its Warrants by (a) delivering to the Company at the Principal Office the Warrant Certificate representing such Warrants and a completed Election to Purchase in the form attached to the Warrant Certificate (an "Exercise Notice") and (b) paying to the Company the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then being exercised. The Warrant Shares in respect of which the Warrants are exercised shall be deemed issued on the date that the requirements set forth in clause (a) and (b) above are first satisfied, and the Person in whose name the certificate representing the Warrant Shares is to be issued shall be deemed the holder of such Warrant Shares as of that date for all purposes, with, to the extent permitted by law, the right to vote such Warrant Shares at any meeting of the Company's Shareholders from and after such date.

          (iii) Upon the exercise of any Warrants, the Company shall issue, at the Company's expense, and cause to be delivered with all reasonable dispatch, but in any event within 5 Business Days, a certificate or certificates for the aggregate number of Warrant Shares to be issued upon the exercise of such Warrants together with such other property, including cash, which may be deliverable upon such exercise pursuant to the terms of this Warrant

Agreement. The certificates for Warrant Shares so delivered shall be in such denominations as may be specified in the Exercise Notice and shall be registered in the name of the Warrantholder or, subject to compliance with Section 4, such other name or names as shall be designated by such Warrantholder in such Exercise Notice.

          (iv) If fewer than all of the Warrants represented by a Warrant Certificate surrendered are exercised, a new Warrant Certificate evidencing the Warrants not exercised will be issued by the Company at the Company's expense, to the Warrantholder of such Warrants with all reasonable dispatch, but in any event within 5 Business Days, or, at the request of the Warrantholder, appropriate notation may be made on the Warrant Certificate surrendered and the same returned to the Warrantholder. All Warrant Certificates surrendered upon exercise of Warrants and not so returned shall be canceled by the Company.

          (v) All Warrant Shares issued upon the exercise of any Warrant shall be duly and validly issued, fully paid and nonassessable and free and clear of any Liens or preemptive rights.

          (vi) Notwithstanding the foregoing, the Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant. If more than one Warrant Certificate shall be presented for exercise at the same time by the same Warrantholder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants represented by the Warrant Certificates so presented. If any fraction of a Warrant Share would, except for the provisions of this clause (vi), be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay cash to the Warrantholder in respect of such fraction equal to the same fraction of the Market Price per Warrant Share on the Business Day next preceding the date of such exercise.

     7.   Payment of Exercise Price. The Exercise Price may be paid by any (or
          -------------------------
any combination) of the following as elected by the Warrantholder: (a) cash or certified bank check, (b) cancellation of Warrants exercisable for such number of Warrant Shares which, when multiplied by the Market Price for such Warrant Shares on the date of such exercise, less the Exercise Price, equals the Exercise Price, or (c) cancellation of a principal amount of any Senior Subordinated Note or other debt instrument of the Company then held by the Warrantholder equal to the Exercise Price.

     8.   Payment of Taxes.  The Company will pay all documentary stamp taxes
          ----------------
attributable to the initial issuance of the Warrants and Warrant Shares upon the exercise of Warrants; provided that the Company shall not be required to pay any
                      --------
taxes generally levied on such Warrantholders' investment income, any transfer tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the Warrantholder of the Warrant Certificate surrendered for exercise or transfer.

     9.   Mutilated or Missing Warrant Certificates.  Upon receipt of evidence
          -----------------------------------------
satisfactory to the Company of the loss, theft or destruction of a Warrant Certificate, the Company shall issue in exchange and substitution for, upon surrender of the mutilated Warrant Certificate at the Principal Office, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants. The new Warrant Certificate shall be dated the date of issue of the lost, stolen or destroyed Warrant Certificate. In the case of any loss, theft or destruction of a Warrant Certificate, the Company may request the Warrantholder provide an indemnity agreement (and, in the case of a Warrantholder who is not a Purchaser or an Institutional Investor, with such security therefor and as may be reasonably requested by the Company and in form and substance, reasonably acceptable to the Company).

     10.  Reservation of Warrant Shares.  The Company and any transfer agent for
          -----------------------------
the Company will at all times reserve and keep available, free from preemptive rights and Liens, out of the aggregate of its authorized but unissued Capital Stock or its authorized and issued Capital Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, the maximum number of Warrant Shares which may then be deliverable upon the exercise of all outstanding Warrants. The Company will keep a copy of this Warrant Agreement on file with every transfer agent for any of the Company's Capital Stock. The Company shall at its expense from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of Governmental Authorities which may be or become requisite in connection with the issuance, sale, transfer and delivery of the Warrants and the exercise of the Warrants and the issuance, sale, transfer and delivery of the Warrant Shares.

     11.  Indemnification.  The Company shall indemnify and hold harmless each
          ---------------
of the Purchasers and the Warrantholders and each of their respective directors, officers, employees and Affiliates (and such Affiliates' directors, officers and employees) and agents (each, an "Indemnified Person") from and against any and
                                 ------------------
all losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) and expenses that arise out of or result from the Company's breach of, or negligence in connection with, this Warrant Agreement, the Warrants or the Warrant Shares, including any legal or other expenses reasonably incurred in connection with investigating, defending or participating in the defense of any such loss, claim, damage, liability, action or other proceeding (whether or not such Indemnified Person is a party to any action or proceeding out of which any such expenses arise), except to the extent incurred by reason of the gross negligence or willful misconduct of such Indemnified Person or such Indemnified Person's willful and material breach of this Warrant Agreement or the Warrants. No Indemnified Person shall be responsible or liable to the Company for any damages which may be alleged as a result of or relating to this Warrant Agreement or the Warrants or in connection with the other transactions contemplated hereby. The provisions of this Section 11 shall survive any issuance of Warrant Shares and the expiration of the Exercise Period.

     12.  Other Agreements of the Company.  The Company hereby covenants and
          -------------------------------
agrees that:

          (i) so long as any of the Warrants are outstanding it (a) will not take any action which results in the total number of Warrant Shares issuable upon the exercise of the Warrants to exceed the total number of shares of Common Stock or other shares of Capital Stock then authorized by the Company and available for issue upon such exercise, and (b) will, before taking any action which would result in an adjustment in the number of Warrant Shares issuable upon exercise of a Warrant, obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof;

          (ii) it will list and maintain such listing on each national securities exchange on which any of its Capital Stock may at any time be listed, subject to official notice of issuance upon exercise of the Warrants, all Warrant Shares from time to time issuable upon the exercise of the Warrants that are of the same class of Capital Stock; and

          (iii) it will deliver to each Warrantholder promptly upon their becoming available, and in any event within fifteen (15) days thereafter, each financial statement, report, notice or proxy statement sent by the Company to stockholders generally.

     13.  Antidilution Provisions.  The number of Warrant Shares receivable on
          -----------------------
exercise of a Warrant and the number of Warrant Shares outstanding shall be subject to adjustment from time to time as provided in this Section 13.

          (i)    Issuance of Additional Common Stock.  If the Company, at any
                 -----------------------------------
time or from time to time after the Issue Date, shall issue, sell, grant or shall fix a record date for the determination of holders of any class of securities entitled to receive Additional Common Stock at a price per share of Common Stock that is less than the then Market Price for Common Stock a ("Dilutive Issuance") then the number of shares of Common Stock for which each Warrant is exercisable shall be increased as of the date of such issuance, sale or grant or, in the case of a record date, the close of business on such record date, by a fraction, the denominator of which shall be the number of shares of
           --------      -----------
Common Stock actually outstanding immediately prior to the Dilutive Issuance plus the number of shares of Common Stock that the aggregate consideration to be paid for the Additional Common Stock in the Dilutive Issuance (determined pursuant to Section 13(xiv)) would have purchased at the Market Price and the numerator of which shall be the number of shares of Common Stock actually
---------
outstanding immediately prior to the Dilutive Issuance plus the number of shares of Additional Common Stock issued (or deemed to be issued pursuant to the other provisions of this Section 13) in such Dilutive Issuance.

     For the purpose of calculating the number of Warrant Shares issuable upon any actual exercise of Warrants, if any other Person shall be entitled to receive Additional Common Stock as a result of such exercise and related issuance of Warrant Shares (whether before or after the date of such exercise), an adjustment shall be made in accordance with the provisions of this Section 13(i) as if such issuance of Additional Common Stock had been made immediately prior to the exercise of Warrants.

          (ii)   Treatment of Options and Convertible Securities.  If the
                 -----------------------------------------------
Company, at any time or from time to time after the Issue Date, shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of shares of Additional Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number and whether or not the right to convert or exchange or exercise is immediate or conditioned upon the passage of time, the occurrence or non-occurrence of some event or otherwise) issuable upon the exercise of such Options or, in the case of Convertible Securities and options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date, and if such Additional Common Stock are deemed to have been issued at a price per share less than the then Market Price (as determined pursuant to Section 13(xiv)) the number of shares of

Common Stock for which each Warrant is then exercisable, shall be adjusted pursuant to Section 13(i); provided in each such case:
                           --------

                 (a) if, as a result of provisions for subsequent adjustment contained in the instrument relating thereto or otherwise, the maximum number of shares of Additional Common Stock issuable upon exercise or conversion or exchange of such Options or Convertible Securities shall change, the number of Warrant Shares issuable upon exercise of a Warrant or the adjustment to the number of Warrant Shares outstanding, in each case computed upon the original issue, sale, grant or record date thereof and any subsequent adjustments based thereon, shall be recomputed as if such changed number was the maximum number of shares of Additional Common Stock issuable upon exercise or conversion or exchange thereof on the date of original, issue, sale, grant or record date;

                 (b) no further adjustment to the number of Warrant Shares issuable upon exercise of a Warrant or to the number of Warrant Shares then outstanding shall be made upon the subsequent issue or sale of Additional Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

                 (c) upon the expiration or cancellation of any such Options or of the rights of conversion or exchange under any such Convertible Securities which shall not have been exercised, the number of Warrant Shares issuable upon exercise of a Warrant and any adjustment to the number of Warrant Shares outstanding, in each case computed upon the original issue, sale, grant or record date of such expired or canceled Options or Convertible Securities (or upon the occurrence of the record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration or cancellation as the case may be, be recomputed as if:

                 (1) in the case of Options for Common Stock or of Convertible Securities, the only Additional Common Stock issued or sold (or deemed issued or sold) was the Additional Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

                 (2) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options;

     provided that no such recomputation under this clause (c) shall have the
     --------
effect of decreasing the number of Warrant Shares issuable upon exercise of a Warrant by an amount in excess of the amount of the adjustment initially made in respect of such Options or Convertible Securities in such Dilutive Issuance or the number of Warrant Shares then issued and outstanding.

          (iii)  Treatment of Dividends in Common Stock.  If the Company, at any
                 --------------------------------------
time or from time to time after the date hereof, shall declare or pay any dividend or other distribution payable in Common Stock, then, and in each such case, Additional Common Stock shall be deemed to have been issued, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution. Notwithstanding the above, if the Company shall thereafter legally abandon its plan to pay such dividend or distribution, then no adjustment under this Section 13(iii) shall be made.

          (iv)   Combinations, etc. If the outstanding Common Stock shall be
                 -----------------
combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the number of shares of Common Stock for which each Warrant is exercisable shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased.

          (v)    Stock Splits, etc. If the outstanding Common Stock shall be
                 ------------------
subdivided into greater number of shares of Common Stock, by reclassification or otherwise, other than by payment of a dividend or distribution in Common Stock, then the number of shares of Common Stock for which each Warrant is exercisable shall, concurrently with the effectiveness of such subdivision, be proportionately increased.

          (vi)   Repricing of Options, Warrants, Convertible Securities or Other
                 ---------------------------------------------------------------
Rights. If the exercise price for any options, warrants or other rights to
------
acquire Common Stock outstanding as of the Issue Date and disclosed on Schedule
8.2 of the Securities Purchase Agreement or the exchange ratio applicable to the conversion of any securities convertible into Common Stock outstanding as of the Issue Date and disclosed on Schedule 8.2 of the Securities Purchase Agreement (all such disclosed options, warrants, other rights and convertible securities, "Existing Rights") is reset after the Issue Date to a price per share of Common Stock that is less than the greater of (i) $2.50 per share or (iii) the then Market Price per share then the Existing Rights benefiting from such reset shall be deemed to be issued as of such reset date and shall be subject to Sections 13(i) and 13(ii) as an issuance of Options or Convertible Securities.

          (vii)  Dilution in Case of Other Securities. In case any Other
                 ------------------------------------
Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any securities of the Company or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company such as to dilute, on a basis to which the standards established in the other provisions of this Section 13 are applicable, then, and in each such case, the computations, adjustments and readjustments provided for in this Section 13 shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of the Warrants, so as to protect the Warrantholders against the effect of such dilution.

          (viii) Changes in Common Stock. If the Company shall be a party to any
                 -----------------------
Significant Corporate Event in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities or interests in another Person or other property (including cash) or any combination of any of the foregoing, the Company (in the case of a Significant Corporate Event in which the Company retains substantially all of its assets and survives) or such other corporation or entity (an "Acquiring Company") then, as a condition of the consummation of such Significant Corporate Event, lawful and adequate provisions shall be made so that (a) the Warrantholders, upon the exercise of the Warrants at any time on or after the date such a Significant Corporate Event is consummated (the "Consummation Date"), but during the Exercise Period, shall be entitled to receive, and the Warrants shall thereafter represent the right to receive, in lieu of the Warrant Shares issuable upon such exercise prior to the Consummation Date, the greatest number of securities or amount of other property to which such Warrantholder would actually have been entitled as a holder of Common Stock upon the consummation of such a Significant Corporate Event if such Warrantholder had exercised its Warrants immediately prior thereto (subject to adjustments from and after the Consummation Date as nearly equivalent as possible to the adjustments provided for in this Section 13), or (b) in the case of a Significant Corporate Event in which the Company is not the survivor, if so elected by the Company, the Warrantholders shall be entitled to receive on the Consummation Date in cancellation of their Warrants, the greatest number of securities or amount of other property to which such Warrantholder would actually have been entitled as a holder of Common Stock upon consummation of such Significant Corporate Event if such Warrantholder had exercised its Warrants immediately prior thereto and had paid the Exercise Price therefore as provided for in clause (b) of Section 7.

     Notwithstanding anything contained herein to the contrary, unless the Company makes an election under clause (b) above, the Company shall not effect any Significant Corporate Event unless prior to the consummation thereof each Acquiring Company which may be required to deliver any securities or other property upon the exercise of the Warrants shall assume, by written instrument delivered to the Warrantholders, the obligation to deliver to such Warrantholders such securities or other property to which, in accordance with the foregoing provisions, such Warrantholders may be entitled and an opinion of counsel reasonably satisfactory to the Majority Warrantholders, stating that the Warrants, including, without limitation, the exercise provisions applicable to the Warrants, if any, shall thereafter continue in full force and effect and shall be enforceable against such Acquiring Company in accordance with the terms hereof.

          (ix)   Other Dividends or Other Distributions. If the Company declares
                 --------------------------------------
a dividend or other distribution upon its Common Stock, other than a dividend payable in Additional Common Stock, then the Company shall pay over to each Warrantholder, on the dividend payment date, the cash, stock or Other Securities and other property which such Warrantholder would have received if such Warrantholder had exercised its Warrants in full and had been the record holder of the Warrant Shares represented by its Warrants on the date on which a record is taken for the purpose of such dividend, or, if a record is not taken, the date as of which the holders of such Common Stock of record entitled to such dividend are to be determined, provided, in the case of a dividend consisting of
                               --------
stock or securities (other than Common Stock, Options or Convertible Securities) or other property (except cash), each Warrantholder may, at its option, elect that instead, lawful and adequate provisions shall be made whereby each Warrantholder shall thereafter have the right to receive, upon exercise of its Warrants on the terms and conditions specified in this Warrant Agreement and in addition to the Warrant Shares issuable upon such exercise, such shares of stock, securities or property.

          (x)    Certain Issues Excepted, Treatment of Options and Convertible
                 -------------------------------------------------------------
Securities Outstanding as of the Issue Date. Anything herein to the contrary
-------------------------------------------
notwithstanding, the Company shall not be required to make any adjustment to the number of Warrant Shares for which the Warrants are exercisable in the case of
(a) the issuance of the Warrants, or (b) the issuance of Warrant Shares upon exercise of the Warrants, or (c) subject to Section 13(vi), the issuance of Common Stock upon exercise or conversion of any Existing Rights, or (d) the issuance of shares of Common Stock or options or other rights relating thereto after the Issue Date pursuant to the Company's 1992 Equity Incentive Plan, the Company's 2000 Stock Incentive Plan, or the Company's Employee Stock Purchase Plan or any other option or bonus plan approved by the Company's Board of Directors representing up to 3.5% of the Common Stock of the Company on a fully-diluted basis or (e) the issuance of Common Stock as a dividend upon the 112,000 outstanding shares of the Company's Series B Convertible Preferred Stock provided that such Common Stock is valued for purposes of such dividend at the then "Market Value" of the Common Stock (as such "Market Value" is calculated in accordance with the terms of such Preferred Stock as in effect as of the Issue Date).

          (xi)   Notice of Adjustment. Whenever the number of Warrant Shares for
                 --------------------
which a Warrant is exercisable or the number of Warrant Shares outstanding shall be adjusted pursuant to this Section 13, the Company shall deliver a certificate signed by its chief financial officer to each Warrantholder setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of Warrant Shares for which each Warrant is now exercisable, the number of Warrant Shares now outstanding and describing the number and kind of any Other Securities comprising a Warrant Share. The Company shall keep at the Principal Office, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Warrantholder or its nominee. All adjustments set forth in such certificates shall be subject to the reasonable approval of the Majority Warrantholders.

          (xii)  Notice of Certain Corporate Action. In case the Company shall
                 ----------------------------------
propose to (a) pay any dividend or make any other distribution to the holders of its Capital Stock, (b) offer to the holders of its Capital Stock rights to subscribe for or to purchase any Additional Common Stock or shares of any other class of securities, rights or options, (c) effect any reclassification of its Capital Stock, (d) effect any capital reorganization or (e) effect any Significant Corporate Event then, in each such case, the Company shall give to each Warrantholder, in accordance with Section 16, a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such dividend, distribution rights or vote, or the date on which such reclassification, reorganization, or Significant Corporate Event is to take place and the date of participation therein by the holders of Capital Stock, if any such date is to be fixed and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Capital Stock, if any, and the number and kind of any other shares of Capital Stock which will comprise the Warrant Shares, and the Exercise Price or, after giving effect to any adjustment, if any, which will be required by this
Section 13 as a result of such action. Such notice shall be so given in the case of any action covered by clause (a) or (b) above at least 20 days prior to the record date for determining holders of the Capital Stock for purposes of such action, and in the case of any other such action, at least 30 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Capital Stock, whichever shall be the earlier.

          (xiii) Certain Events. If any event occurs as to which, in the good
                 --------------
faith judgment of the Board of Directors of the Company, the other provisions of this Section 13 are not strictly applicable or if strictly applicable would not fairly protect the exercise rights of the Warrantholders in accordance with the essential intent and principles of this Section 13, then the Board of Directors of the Company in the good faith, reasonable exercise of its business judgment shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles so as to protect such exercise rights as aforesaid.

          (xiv)  Computation of Consideration. For the purposes of this Section
                 ----------------------------
13:

          (a) the consideration for any Additional Common Stock or any Options or Convertible Securities, irrespective of the accounting treatment of such consideration,

               (1) insofar as it consists of cash, shall be computed as the amount of cash received by the Company, and insofar as it consists of securities, the Market Price therefor or insofar as it consists of other property, the Fair Market Value thereof, as of the date immediately preceding such issue, sale, grant, or the record date therefor, in each case without deducting any expenses paid or incurred by the Company, any commissions or compensation paid or concessions or discounts allowed to underwriters, dealers or others performing similar services, and any accrued interest or dividends in connection with such issue or sale, and

               (2) in case Additional Common Stock or Options or Convertible Securities are or are to be issued, sold or granted together with other stock or securities or other assets of the Company for a consideration which covers both, shall be the proportion of such consideration so received, computed as provided in subdivision (1) above, allocable to such Additional Common Stock or Options or Convertible Securities, as the case may be, all as determined by the Board of Directors of the Company in the good faith reasonable exercise of its business judgment;

          (b) all Additional Common Stock and all Options, or Convertible Securities issued in payment of any dividend or other distribution on any class of stock of the Company shall be deemed to have been issued without consideration;

          (c) Additional Common Stock deemed to have been issued upon the issue, sale, or grant of Options and Convertible Securities pursuant to Section 13(ii), shall be deemed to have been issued for a consideration per share determined by dividing

               (1) the total amount, if any, received and receivable (or, pursuant to this Section 13(xiv), deemed to have been received) by the Company as consideration for the issue, sale, or grant of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case comprising such consideration as provided in the foregoing clause (a) above, by

               (2) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

          (d) In case the Company shall issue any Additional Common Stock, Options or Convertible Securities in connection with the acquisition by the Company of the stock or assets of any other corporation or the merger of any other corporation into the Company under circumstances where on the date of issue of such Additional Common Stock, Options or Convertible Securities the consideration received for such Additional Common Stock or deemed to have been received for the Additional Common Stock deemed to be issued pursuant to Section 13(ii) is less than the Market Price of the Common Stock in effect immediately prior to such issue but equaled the Market Price on the date the number of Additional Common Stock or the amount and the exercise price or conversion price of such Options or Convertible Securities to be so issued were set forth in a binding agreement between the Company and the other party or parties to such transaction and such terms are not amended prior to the date of issue then such Additional Common Stock, the consideration received for such Additional Common Stock or deemed to have been received for the Additional Common Stock deemed to be issued pursuant to Section 13(ii) shall not be deemed to have been issued for less than the Market Price.

     14.  Definitions. For the purpose of this Warrant Agreement the following
          -----------
terms shall have the following meanings:

          "Acquisition" means any transaction pursuant to which all or
           -----------
substantially all of the assets of the Company or any Subsidiary of the Company are sold, transferred or otherwise disposed, or the Company or any Subsidiary of the Company merges with or into a Person not the Company or another Subsidiary of the Company or consolidates with another such a Person, or the Company or any Subsidiary of the Company liquidates or dissolves.

          "Acquiring Company" has the meaning set forth in Section 13(viii).
           -----------------

          "Additional Common Stock" means all Common Stock issued or sold (or,
           -----------------------
pursuant to Section 13 deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company.

          "Common Stock" means the Company's par value Common Stock.
           ------------

          "Company" has the meaning set forth in the first paragraph of this
           -------
Agreement.

          "Consummation Date" has the meaning set forth in Section 13(viii).
           -----------------

          "Convertible Securities" means any evidences of indebtedness, shares
           ----------------------
of stock, or securities directly or indirectly convertible into or exchangeable for Common Stock.

          "Dilutive Issuance" has the meaning set forth in Section 13(i).
           -----------------

          "Exercise Notice" has the meaning set forth in Section 6.
           ---------------

          "Exercise Period" has the meaning set forth in Section 6.
           ---------------

          "Exercise Price" means $.01 per Warrant Share.
           --------------

          "Existing Rights" has the meaning set forth in Section 13(vi).
           ---------------

          "Fair Market Value" means, on any date specified herein, as to any
           -----------------
property, the fair market value as reasonably determined by the Board of Directors of the Company unless the Majority Warrantholders have reasonably objected to such determination of fair market value within 10 Business Days of the date notice of such determination by the Board of Directors is delivered to the Warrantholders, in which case, if the Majority Warrantholders and the Company cannot agree on the Fair Market Value within 10 Business Days of the date a timely objection is delivered by the Majority Warrantholders, then as determined by an independent investment banking firm mutually acceptable to the Majority Warrantholders and the Company (the cost of the engagement of such investment banking firm to be borne by the Company).

          "fully diluted basis" means, with reference to the determination of
           --------------------
Common Stock or Other Securities deemed outstanding at any time, the number of Common Stock or Other Securities then issued and outstanding, assuming full conversion, exercise and exchange of all Warrants, Convertible Securities and Options that are (or may become) exchangeable for, or exercisable or convertible into, Common Stock.

          "Indemnified Person" has the meaning set forth in Section 11.
           ------------------

          "Issue Date" means April 30, 2001.
           ----------

          "Liquidation" means any voluntary or involuntary dissolution,
           -----------
liquidation or winding up of the Company.

          "Majority Warrantholders" means the holders of at least 51% of the
           -----------------------
Warrants at the time outstanding.

          "Market Price" means, as to any security on any date specified herein,
           ------------
the Fair Market Value per share of such security, or if there shall be a public market for such security, the average of the daily closing prices for the twenty
(20) consecutive trading days before such date excluding any trades which are not bona fide arm's length transactions. The closing price for each day shall be
(a) if any such security is listed or admitted for trading on any national securities exchange, the last sale price of any such security, regular way, or the mean of the closing bid and asked prices thereof if no such sale occurred, in each case as officially reported on the principal securities exchange on which any such security is listed, or (b) if quoted on NASDAQ or any similar system of automated dissemination of quotations of securities prices then in common use, the mean between the closing high bid and low asked quotations of any such security in the over-the-counter market as shown by NASDAQ or such similar system of automated dissemination of quotations of securities prices, as reported by any member firm of the New York Stock Exchange selected by the Company, or (c) if not quoted as described in clause (b), the mean between the high bid and low asked quotations for any such security as reported by NASDAQ or any similar successor organization, as reported by any member firm of the New York Stock Exchange selected by the Company. If any such security is quoted on a national securities or central market system in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (a) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause
(b) of the preceding sentence if actual transactions are reported.

          "Options" means rights, options or warrants to subscribe for, purchase
           -------
or otherwise acquire either Common Stock or Convertible Securities.

          "Other Securities" means any Capital Stock (other than Common Stock)
           ----------------
and any other securities of the Company or any other Person (corporate or otherwise) which the Warrantholders at any time shall be entitled to receive, or shall have received, upon the exercise or partial exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 13 or otherwise.

          "Principal Office" has the meaning set forth in Section 3.
           ----------------

          "Purchasers" has the meaning set forth in the first paragraph of this
           ----------
Warrant Agreement.

          "Repurchase" means any transaction pursuant to which the Company or
           ----------
any of its Affiliates shall repurchase, redeem or otherwise acquire more than 25% of the Company's Common Stock.

          "Securities Purchase Agreement" has the meaning set forth in the
           -----------------------------
Recital.

          "Significant Corporate Event" means any Acquisition, Repurchase,
           ---------------------------
Change of Control, Liquidation or Public Offering.

          "Warrant Certificates" has the meaning set forth in Section 2.
           --------------------

          "Warrant Register" has the meaning set forth in Section 3.
           ----------------

          "Warrant Share" means as of the Issue Date one share of Common Stock
           -------------
per Warrant and thereafter the number of shares of Capital Stock and Other Securities which may be issuable upon exercise of a Warrant as a result of any adjustment pursuant to Section 13.

          "Warrantholder" means any registered holder of a Warrant as set forth
           -------------
in the Warrant Register.

          "Warrants" has the meaning set forth in the Recital.
           --------

     15.  Notices.  All notices and other written communications provided for
          -------
hereunder shall be given in writing and delivered in person or sent by overnight delivery service (with charges prepaid) or by facsimile transmission, if the original of such facsimile transmission is sent by overnight delivery service (with charges prepaid) by the next succeeding Business Day and (i) if to any Purchaser as set forth in Annex 1 to the Securities Purchase Agreement, its nominee, addressed to such Purchaser at the address or fax number, or at such other address or fax number as such Purchaser shall have specified to the Company in writing, (ii) if to any other Warrantholder, addressed to such other Warrantholder at such address or fax number as is specified for such Warrantholder in the Warrant Register or the stock records of the Company, as applicable and (iii) if to the Company, addressed to it as set forth in Annex 2 to the Securities Purchase Agreement or at such other address or fax number as the Company shall specify to each Warrantholder in writing given in accordance with this Section 15. Notice given in accordance with this Section 15 shall be effective upon the earlier of the date of delivery or the second Business Day at the place of delivery after dispatch.

     16.  Supplements and Amendments. The Company and Purchasers may from time
          --------------------------
to time supplement or amend this Warrant Agreement without the approval of any Warrantholder in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provision in regard to matters or questions arising hereunder which the Company and Purchasers may deem necessary or desirable and which shall not have a material adverse effect on the interests of the Warrantholders. Any amendment to Section 13 of this Warrant Agreement and any amendment or supplement to this Warrant Agreement that has a material adverse effect on the interests of the Warrantholders as such shall require the written consent of the Majority Warrantholders. The consent of each Warrantholder shall be required for any amendment to (i) this Warrant Agreement pursuant to which the Exercise Price would be increased or the number of Warrant Shares issuable upon exercise of Warrants would be decreased other than pursuant to adjustments provided in
Section 13 or (ii) the definition of Majority Warrantholders.

     17.  Successors. All the covenants and provisions of this Warrant Agreement
          ----------
by or for the benefit of the Company, the Purchasers or the Warrantholders shall bind and inure to the benefit of their respective successors and assigns hereunder; provided, except as provided in Section 13(viii), the obligations of the Company hereunder may not be assigned without the prior written consent of the Majority Warrantholders.

     18.  Benefits of This Warrant Agreement.  Nothing in this Warrant Agreement
          ----------------------------------
shall be construed to give to any Person other than the Company, the Purchasers and the Warrantholders any legal or equitable right, remedy or claim under this Warrant Agreement.

     19.  Availability of Information. The Company shall comply with the
          ---------------------------
reporting requirements of Sections 13 and 15(d) of the Exchange Act to the extent it is required to do so under the Exchange Act. The Company shall also cooperate with each Warrantholder in supplying such information as may be necessary for such Warrantholder to complete and file any information reporting forms currently or hereafter required by the SEC as a condition to the availability of an exemption from the Securities Act for the sale of any Warrants or Warrant Shares.

     20.  Taking of Record: Stock and Warrant Transfer Books. In the case of all
          --------------------------------------------------
dividends or other distributions by the Company to the holders of its Capital Stock with respect to which any provision of Section 13 refers to the taking of a record of such holders, the Company shall in each such case take such a record as of the close of business on a Business Day. The Company shall not at any time, except upon complete dissolution, liquidation or winding up, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise, conversion or transfer of any Warrants or Warrant Shares, unless otherwise required by applicable law.

     21.  No Voting Rights. A Warrantholder, as such, shall not be entitled to
          ----------------
any voting or other rights as a member of the Company except as expressly provided in this Warrant Agreement.

     22.  Counterparts; Effectiveness. This Warrant Agreement may be executed in
          ---------------------------
any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. this Warrant Agreement shall become effective on the date on which each party hereto shall have received counterparts hereof executed by each of the parties hereto. The execution and delivery hereof by the Company is irrevocable.

     23.  Governing Law. THIS WARRANT AGREEMENT AND THE RIGHTS OF THE PARTIES
          -------------
SHALL BE GOVERNED BY, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT GIVING EFFECT TO ANY LAWS OR RULES RELATING TO CONFLICTS OF LAWS THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE COMMONWEALTH OF MASSACHUSETTS).

                       [Signatures Follow on Next Page]

          IN WITNESS WHEREOF, each of the parties hereto has caused this Warrant Agreement to be duly executed by its authorized officer, as of the day and year first above written.

THE COMPANY:                  CLEAN HARBORS, INC.

                              By: /s/ Stephen H. Moynihan
                                  --------------------------------------
                                  Name: Stephen H. Moynihan
                                  Title: Senior Vice President















                      Signature Page to Warrant Agreement

THE PURCHASERS:               JOHN HANCOCK LIFE INSURANCE
                                 COMPANY

                              By:  /s/  Steven S. Blewitt
                                   --------------------------
                                   Name:
                                   Title: MANAGING DIRECTOR


                              JOHN HANCOCK VARIABLE LIFE
                                INSURANCE COMPANY

                              By:  /s/  Steven S. Blewitt
                                   --------------------------
                                   Name:
                                   Title: AUTHORIZED SIGNATORY


                              SIGNATURE 4 LIMITED
                              By:  John Hancock Life Insurance Company,
                                   as Portfolio Advisor


                              By:  /s/  Steven S. Blewitt
                                   --------------------------
                                   Name:
                                   Title: MANAGING DIRECTOR


                              SIGNATURE 5 L.P.
                              By:  John Hancock Life Insurance Company,
                                   as Portfolio Advisor

                              By:  /s/  Steven S. Blewitt
                                   --------------------------
                                   Name:
                                   Title: MANAGING DIRECTOR


                      Signature Page to Warrant Agreement

                              SPECIAL VALUE BOND FUND, LLC

                              By:  SVIM/MSM, LLC
                                   as Manager

                              By:  TENNENBAUM & CO., LLC
                                   as Managing Member of the Manager

                              By:  /s/  Michael E. Tennenbaum
                                   ------------------------------
                                   Name:   Michael E. Tennenbaum
                                   Title:  Member


                      Signature Page to Warrant Agreement

                              ARROW INVESTMENT PARTNERS
                              By:  Grandview Capital Management, LLC,
                                   Investment Manager

                              By:  /s/  Robert E. Sydow
                                   -------------------------
                                   Name:   Robert E. Sydow
                                   Title:  President


                              BILL AND MELINDA GATES FOUNDATION
                              By:  Grandview Capital Management, LLC,
                                   Investment Manager

                              By:  /s/  Robert E. Sydow
                                   -------------------------
                                   Name:   Robert E. Sydow
                                   Title:  President


                      Signature Page to Warrant Agreement

                                    WARRANT
                                    -------

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE TRANSFER OF THE SECURITY REPRESENTED BY THIS CERTIFICATE IS ALSO SUBJECT TO THE CONDITIONS SPECIFIED IN (AND THE HOLDER HEREOF IS ENTITLED TO THE BENEFITS
OF) THAT CERTAIN WARRANT AGREEMENT DATED AS OF APRIL 30, 2001 (THE "WARRANT
                                                                    -------
AGREEMENT") AMONG THE ISSUER AND THE INSTITUTIONAL INVESTORS A PARTY THERETO
---------
(THE "PURCHASERS") AND THE BENEFITS OF THE REGISTRATION RIGHTS AGREEMENT DATED
      ----------
AS OF APRIL 30, 2001 (THE "REGISTRATION AGREEMENT") AMONG THE ISSUER AND THE
                           ----------------------
PURCHASERS AS EACH OF THE WARRANT AGREEMENT AND THE REGISTRATION AGREEMENT MAY BE AMENDED, MODIFIED AND SUPPLEMENTED AND IN EFFECT FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS THEREOF. A COPY OF EACH OF THE WARRANT AGREEMENT AND THE REGISTRATION AGREEMENT WILL BE FURNISHED BY THE ISSUER UPON REQUEST. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY THE PROVISIONS OF THE WARRANT AGREEMENT AND THE REGISTRATION AGREEMENT.

PPN: No.                                                      _________ Warrants
Certificate No. _____

                              CLEAN HARBORS, INC.

          This Warrant Certificate certifies that ____________, or its registered assigns, is the registered holder ("Warrantholder") of _____________ warrants (the "Warrants"), with each Warrant initially entitling the Warrantholder to purchase one share of the Common Stock (the "Common Stock") of Clean Harbors, Inc., a Massachusetts corporation (the "Company") upon surrender of this Warrant Certificate and payment of the Exercise Price at the Principal Office of the Company, subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. Defined terms used in this Warrant Certificate and not otherwise defined herein are used with the meanings given in the Warrant Agreement. The Exercise Price is $.01 per Warrant Share. The number and type of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

          The Warrants represented by this Warrant Certificate may not be exercised after 5:00 p.m., Boston, Massachusetts local time, on April 30, 2008 (or such later date as is specified in the Warrant Agreement) and, to the extent not exercised on or before 5:00 p.m., Boston, Massachusetts local time on such date, such Warrants shall become void.

          Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          THIS WARRANT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT GIVING EFFECT TO ANY LAWS OR RULES RELATING TO CONFLICTS OF LAWS THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE COMMONWEALTH OF MASSACHUSETTS).

          IN WITNESS WHEREOF, Clean Harbors, Inc. has caused this Warrant Certificate to be signed by its Chairman of the Board, President or Vice President and by its Clerk or Assistant Clerk, thereunto duly authorized, and has caused this Warrant Certificate to be duly executed, as of the day and year first above written.

                              CLEAN HARBORS, INC.

                              By: ____________________________
                                     Name:
                                     Title:
[SEAL]

Attest:_____________________
       [Assistant] Clerk

DATED:______________________

                         [Form of Warrant Certificate)

                                   [Reverse]

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized series of Warrants issued pursuant to a Warrant Agreement dated as of April 30, 2001 (the "Warrant Agreement") by and among the Company and certain institutional investors, which Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant Certificate and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Warrantholder and other registered holders of the Warrants. A copy of the Warrant Agreement may be obtained by the Warrantholder hereof upon written request to the Company.

          The Warrantholder may exercise Warrants represented by this Warrant Certificate by surrendering this Warrant Certificate, with a completed Election to Purchase in the form attached, together with payment of the Exercise Price at the Principal Office of the Company. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the Warrantholder hereof or its assignee a new Warrant Certificate evidencing the Warrants not exercised or upon request of the Warrantholder, appropriate notation on this Warrant Certificate shall be made and this Warrant Certificate shall be returned to the Warrantholder.

          Payment of the Exercise Price may be made in cash or by certified bank check to the order of the Company or by any combination thereof or as otherwise provided in the Warrant Agreement.

          The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof and the number and type of Warrant Shares for which each Warrant is exercisable may, subject to certain conditions, be adjusted. No fractions of a Warrant Share will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

          This Warrant Certificate may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, without charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

          The Warrants represented by this Warrant Certificate may be transferred subject to the limitations provided in and compliance with the Warrant Agreement.

          The Company may deem and treat the Warrantholder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the Warrantholder, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Except as specifically provided in the Warrant Agreement, prior to exercise, the Warrants represented by this Warrant Certificate do not entitle the Warrantholder to any rights as a shareholder of the Company.

                         FORM OF ELECTION TO PURCHASE
                         ----------------------------


                                                         Dated ___________, ____

          The undersigned hereby irrevocably elects to exercise _______ Warrants to purchase Common Stock represented by the within Warrant Certificate and hereby makes payment of $.01 per Warrant Share, in payment of the Exercise Price therefor as follows:

          $________ in cash or certified bank check

          $________ by cancellation of Warrants

          $________ by cancellation of principal outstanding under ____________ [identify debt instrument]

          The Common Stock or other securities issuable upon exercise of such Warrants shall be registered as follows:


                    INSTRUCTIONS FOR REGISTRATION OF SHARES
                    ------------ --- ------------ -- ------

Name_____________________________________________________________
    Note: If the name does not conform in all respects to the name of the Warrantholder as specified on the face of the enclosed Warrant Certificate, the Company may require evidence of compliance with the transfer provisions of the Warrant Agreement.


Address  __________________________________________________________

______________________________________
Social Security or other identifying
number of holder



                              Signature________________________________
                              Note: The signature must conform in all respects to the name of the Warrantholder as specified on the face of the enclosed Warrant Certificate.

                                ASSIGNMENT FORM
                                ---------------

          FOR VALUE RECEIVED, ____________________ hereby sells, assigns and transfers unto

Name_____________________________________________________________
          (please typewrite or print in block letters)

Address__________________________________________________________

__________________________________
Social Security or other
identifying number of assignee

its right to ___ Warrants to purchase Common Stock represented by the enclosed Warrant Certificate and does hereby irrevocably constitute and appoint __________________ its attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.

Date:_____________, _____


Signature________________________________
         Note: The signature must conform
         in all respects to the name of the
         holder as specified on the face
         of the enclosed Warrant Certificate.